UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): February 29, 2016

Integrated Inpatient Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-191564	65-1011679
(Commission File Number)	(IRS Employer Identification Number)

18 Nap. Zerva Str., 166 75 Glyfada, Greece

(Address of Principal Executive Offices)

+30 2130165708 (Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of March 21, 2016, Integrated Inpatient Solutions, Inc. (the “Company”) is changing its jurisdiction of incorporation from the State of Nevada to the Republic of the Marshall Islands (the “Reincorporation”) pursuant to a plan of conversion filed herewith as Exhibit 2.1 (the “Plan of Conversion”), following approval by the Company’s board of directors on February 29, 2016 and written consent from the holder of a majority of the voting power of the Company dated February 29, 2016 (the “Written Consent”). Pursuant to the same approvals and consents, the Company’s name will change effective March 21, 2016 to Boston Carriers Inc. (the “Name Change”). The Company submitted information regarding the Reincorporation and the Name Change to the Financial Industry Regulatory Authority (“FINRA”) on March 2, 2016 and requested that the Company be assigned a new stock symbol effective March 21, 2016.

In connection with the Reincorporation, the Company filed Articles of Conversion with the State of Nevada attached hereto as Exhibit 3.1 and the Articles of Domestication with the Republic of the Marshall Islands attached hereto as Exhibit 3.2 and the Articles of Incorporation with the Republic of the Marshall Islands attached hereto as Exhibit 3.3.

Upon effectiveness of the Reincorporation, the rights of the Company’s stockholders will be governed by the Business Corporations Act of the Marshall Islands, the Articles of Incorporation attached hereto as Exhibit 3.3 and the bylaws attached hereto as Exhibit 3.4. As a Marshall Islands corporation following the Reincorporation, the Company is deemed to be the same continuing entity as the Nevada corporation prior to the Reincorporation. As such, the Company continues to possess all of the rights, privileges and powers it previously had, all of the property of the Company and all of the debts, liabilities and obligations of the Company, including all contractual obligations, and continues with the same business, assets, liabilities, headquarters, officers and directors as immediately prior to the Reincorporation.

Upon effectiveness of the Reincorporation, all of the issued and outstanding shares of common stock of the Company automatically converted into issued and outstanding shares of common stock of the Marshall Islands Company without any action on the part of the Company’s stockholders. In the same manner, all of the issued and outstanding shares of preferred stock of the Company automatically converted into issued and outstanding shares of preferred stock of the Marshall Islands Company holding identical rights as the pre-existing preferred stock without any action on the part of the Company’s stockholders.

In connection with the Reincorporation, the Company’s Board of Directors and the holder of the majority of the Company’s voting power also approved the change of the Company’s name to Boston Carriers Inc. Additionally, the Board of Directors and the holder of the majority of the Company’s voting power have also approved filing an amendment to the Company’s new, Marshall Islands Articles, which will be filed after effectiveness of the Reincorporation which will increase the authorized shares of the Company’s capital stock to fifty billion two million and one hundred thousand (50,002,100,000) shares of capital stock, of which (i) forty billion (40,000,000,000) shares shall be shares of common stock, par value of US$0.0001 per share (the “Common Shares”); (ii) five billion (5,000,000,000) shares shall be shares of Class B common stock, par value US$0.0001 per share (the “Class B Shares”); (iii) one million eight hundred and fifty thousand (1,850,000) shares shall be preferred shares, each with a par value of US$0.0001 (the “Series A Preferred Shares”), this Series A Preferred Stock will automatically convert, with no action by the holders thereof, into shares of common stock of the Corporation at a rate of 1,000 shares of common stock for each Series A Preferred share, on the date that is five (5) business days following the distribution by the Corporation of a cash dividend to the shareholders of its common stock of all amounts received by the Corporation as a refund to the Corporation from the United States Internal Revenue Service in connection with the Corporation's 2014 federal tax return less a maximum of $20,000 which would solely be used to pay the Corporation’s obligation under a settlement agreement relating to the Strong v. Strong lawsuit (the "Dividend"). The Series A Preferred Shares are not participating shares and prior to conversion the holders thereof shall not receive any dividend or other distribution from the Corporation and no portion of the Dividend will be distributed for the benefit of the holders of Series A Preferred shares. Prior to conversion, however, the holders of Series A Preferred shares shall be entitled to vote on all matters on which holders of common stock are entitled to vote and shall vote as if such Series A Preferred shares had converted, provided however, that the holders of Series A Preferred shares shall not be entitled to vote on any matter which would amend the terms of and restrictions on the Series A Preferred shares. (iv) two hundred and fifty thousand (250,000) shares shall be preferred shares, each with a par value of US$0.0001 (the “Series B Preferred Shares”) with the holder of this Series B Preferred stock having the right to convert the preferred stock into common stock at a ratio of ten shares of common stock for each share of preferred stock held and having no other right and (v) five billion (5,000,000,000) shares shall be preferred shares, each with a par value of US$0.0001 (the “Series C Preferred Shares”).

The Amendment to the Marshall Islands Articles will be filed subsequent to the effectiveness of the Reincorporation.

Item 3.03. Material Modification to Rights of Security Holders.

Effective March 21, 2016, Integrated Inpatient Solutions, Inc. (the “Company”) will reincorporate to the Republic of the Marshall Islands from the State of Nevada (the “Reincorporation”) pursuant to a plan of conversion (the “Plan of Conversion”). On February 29, 2016, the holder of the Company’s Series B Convertible Preferred Stock, which votes on an as converted basis with the Company’s Common Stock and which represents approximately 92.5% of the combined voting power of the Company’s outstanding Common Stock and Series B Convertible Preferred Stock, voting as a single class, approved by written consent in lieu of a special stockholders’ meeting the Reincorporation.

The Reincorporation does not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements continue to be rights and obligations of the Company after the Reincorporation. Although the Company has changed its primary office address, the Reincorporation did not result in any change in business, jobs, management, location of any of the offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company. The Reincorporation reduces the Company’s corporate costs and is expected to result in reduced taxes for the Company on a going forward basis.

Pursuant to the Plan of Conversion, the Reincorporation is effective as of March 21, 2016 and was effected by the Company filing (i) articles of conversion (the “Nevada Articles of Conversion”) with the Secretary of State of the State of Nevada, (ii) a articles of domestication (the “Marshall Islands Articles of Domestication”) with the Registrar of the Republic of Marshall Islands and (iii) an articles of incorporation (the “Marshall Islands Articles of Incorporation”) with the Registrar of the Republic of Marshall Islands.

As a result of the Reincorporation:

•	the affairs of the Company ceased to be governed by the Nevada Revised Statutes, the Company’s existing Articles of Incorporation and the Company’s existing Bylaws, and the affairs of the Company became subject to the Business Corporations Act of the Republic of the Marshall Islands, the Marshall Islands Articles of Incorporation and the Marshall Islands Bylaws;
•	the Company as a Marshall Islands corporation is deemed to be the same entity as the Company was as a Nevada corporation for all purposes under the laws of the Marshall Islands, with the Company’s existence as a Marshall Islands corporation deemed to have commenced when it was initially formed in Nevada;
•	each outstanding share of common stock of the Company as a Nevada corporation automatically converted into an outstanding share of common stock of the Company as a Marshall Islands corporation;
•	each outstanding share of preferred stock of the Company as a Nevada corporation automatically converted into an outstanding share of preferred stock of the Company as a Marshall Islands corporation having identical rights as such share had prior to the Reincorporation, including the right to convert into the same number of shares of common stock of the Company as a Marshall Islands corporation;
•	each outstanding option, warrant or other convertible right to acquire shares of common stock of the Company as a Nevada corporation converted into an equivalent option, warrant or other convertible right to acquire, upon the same terms and conditions (including the vesting schedule and exercise or conversion price per share applicable to each such option, warrant or other convertible right), the same number of shares of common stock of the Company as a Marshall Islands corporation; and
•	each director and officer of the Company as a Nevada corporation continues to hold his respective position with the Company as a Marshall Islands corporation.

The Reincorporation does not affect the trading of the Company’s shares of common stock on the OTC Markets in any respect. The Company, as a Marshall Islands corporation, will continue to file periodic reports and other documents as and when required by the rules and regulations of the SEC. However, as a result of the Reincorporation, we will qualify as a “Foreign Private Issuer.” The reporting requirements for Foreign Private Issuers are different than for U.S. companies. For example, we will file an annual report on Form 20-F within four months after the end of each fiscal year. As a Nevada corporation, we were required to file our annual report within ninety days after the end of each fiscal year. Additionally, as a Foreign Private Issuer, we will not be required to file Quarterly Reports whereas historically we have been required to file Quarterly Reports on Form 10-Q.

Stockholders who are holding their shares of common stock of the Company in electronic form at brokerage firms do not have to take any action as a result of the Reincorporation. Stockholders holding paper certificates representing outstanding shares of common stock of the Company also do not need to take any action as a result of the Reincorporation because each stock certificate continues to represent the same number of shares of common stock of the Company as a Marshall Islands corporation.

The foregoing description of the Reincorporation, the Plan of Conversion, the Nevada Articles of Conversion, the Marshall Islands Articles of Domestication, the Marshall Islands Articles of Incorporation and the Marshall Islands Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, copies of which are filed herewith as Exhibits 2.1, 3.1, 3.2, 3.3 and 3.4, respectively, and incorporated herein by reference.

Subsequent to the effectiveness of these events, the Company will be Amended and Restated Articles of Incorporation with the Registrar of the Republic of the Marshall Islands to increase the authorized number of shares of stock. This amendment will allow the Company to satisfy the obligations pursuant to the Share Subscription Agreement between Boston Carriers, LTD and YP Holdings LLC which the Company assumed in connection with its acquisition of Boston Carriers, LTD on December 31, 2015. The Share Subscription Agreement was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2016.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reincorporation of the Company in Republic of Marshall Islands

Following approvals by our Board of Directors and the holder of a majority of the voting power of the Company, the reincorporation of the Company in Nevada will be effective on March 21, 2016. The effects of the Reincorporation are a change of the domicile of the Company from the State of Nevada to the Republic of the Marshall Islands, which means that the surviving corporation will be governed by the laws of the Republic of the Marshall Islands; the persons now serving as executive officers and directors of the Company became, with the effectiveness of the Reincorporation, the executive officers and directors, in their same capacities, in the surviving corporation after the reincorporation.

The Reincorporation did not result in any change in our business, management, location of our principal executive offices, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation process, which are immaterial). Our common stock will continue to trade without interruption in the OTC Markets Group Pink Market. However, because the name of the Company has changed to Boston Carriers, Inc., the Company submitted information regarding the Reincorporation and the Name Change to the Financial Industry Regulatory Authority (“FINRA”) on March 2, 2016 and requested that the Company be assigned a new stock symbol effective March 21, 2016.

Reasons for the Reincorporation

After the Company acquired all of the assets of Boston Carriers, Ltd. on December 31, 2015, the Company’s Board of Directors concluded that the benefits afforded to the Company as a Marshall Islands corporation outweigh those of being a Nevada corporation. Primarily, the reason for the move to Republic of the Marshall Islands was to eliminate the potential exposure to a high level of corporate taxation which would exist as a Nevada corporation. The principal reason for reincorporation from Nevada to the Marshall Islands is to eliminate our obligation to pay the corporate income tax which we anticipate will result in significant savings to us in the future. For those reasons, our board of directors on February 29, 2016, approved the reincorporation of the Company in the Marshall Islands and recommended the Reincorporation to the Company’s shareholders for their approval, which was approved by the holder of the Company’s Series B Convertible Preferred Stock, which votes on an as converted basis with the Company’s Common Stock and which represents approximately 92.5% of the combined voting power of the Company’s outstanding voting securities, voting as a single class, approved by written consent in lieu of a special stockholders’ meeting.

Rights of Shareholders Will be Governed by Marshall Islands Law

After the Reincorporation, the laws of the Republic of the Marshall Islands will govern the rights of our shareholders rather than the laws of the State of Nevada.

Item 5.07. Submission of Matter to a Vote of Security Holders.

The information required by this Item 5.07 is set forth in Items 1.01, 3.03 and 5.03 above, and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Plan of Conversion.

3.1	Articles of Conversion as filed by the Company with the Secretary of State of the State of Nevada

3.2	Articles of Domestication, effective March 21, 2016, as filed by the Company with the Registrar of the Republic of the Marshall Islands

3.3	Articles of Incorporation, effective March 21, 2016, as filed by the Corporation with the Registrar of the Republic of the Marshall Islands

3.4	Bylaws of the Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED INPATIENT SOLUTIONS

Dated:	March 3, 2016	By:	/s/ Antonis Bertsos
		Name:	Antonis Bertsos
		Title:	CEO